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                                                                    EXHIBIT 4(x)




                           REGENT COMMUNICATIONS, INC.

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

                  This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of November 23, 1998 and entered into by and among Regent Communications, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), General Electric Capital Corporation, as documentation agent ("DOCUMENTATION AGENT") and Bank of Montreal, Chicago Branch, as agent for Lenders ("AGENT"), and, for purposes of
Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 14, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 16, 1998, that certain Second Amendment and Limited Waiver to Credit Agreement dated as of June 10, 1998, that certain Third Amendment to Credit Agreement dated as of August 14, 1998 and that certain Fourth Amendment, Limited Consent and Limited Waiver to Credit Agreement, First Amendment to Subsidiary Guaranty and First Amendment to Pledge and Security Agreement dated as of October 16, 1998 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

         A. AMENDMENTS TO SECTION 4.3: CONDITIONS TO PERMITTED ACQUISITIONS.

                  Subsection 4.3H of the Credit Agreement is hereby amended and restated in its entirety as follows:

                           "H. ACQUISITION FCC CONSENT. The Acquisition FCC
                  Consent with respect to the Acquired Stations shall have been obtained and (i) shall not have been reversed, stayed, enjoined, annulled or suspended; (ii) the time for filing a request for administrative or judicial relief shall have expired without any such
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                  filing having been made, and without the FCC having instituted administrative review thereof sua sponte; and (iii) no threat of administrative review thereof sua sponte shall be pending."

         B. AMENDMENTS TO SECTION 6.1: FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Subsection 6.1(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month (other than those months which are Fiscal Quarter or Fiscal Year ends) commencing with the month ending October 31, 1998, copies of the monthly sales reports and cash flows for such month for each designated market area in which Company maintains Stations as furnished to Company by such Stations."

SECTION 2. LIMITATION OF AMENDMENTS

                  Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the amendments set forth above shall be limited precisely as written and relate solely to the matters expressly set forth in Section 1 hereof, in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

                  (a) constitute a waiver of compliance by Company with respect to the Credit Agreement in any other instance or any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                  (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 3. COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment, Company hereby represents and warrants that after giving effect to this
Amendment:

                  (a) there exists no Event of Default or Potential Event of Default under the Credit Agreement;




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                  (b) all representations and warranties contained in the Credit
         Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

                  (c) Company has performed all agreements to be performed on its part as set forth in the Credit Agreement.


SECTION 4. ACKNOWLEDGEMENT AND CONSENT

                  Each of the Company and the Subsidiaries (each individually a "Credit Support Party" and collectively, the "CREDIT SUPPORT PARTIES") hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. The Pledge and Security Agreement, the Collateral Account Agreement and the Subsidiary Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS". Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guaranteed Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guaranteed Obligations" and "Secured Obligations", as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Credit Agreement and the Notes.

SECTION 5.  MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.


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                  (iii) The execution, delivery and performance of this
         Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS; EFFECTIVENESS; EFFECTIVE DATE OF AMENDMENT. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Credit Support Parties and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.




                  [Remainder of page intentionally left blank]



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            REGENT COMMUNICATIONS, INC.


                                            By:      /s/ Anthony A. Vasconcellos
                                                     ---------------------------
                                            Name:    Anthony A. Vasconcellos
                                            Title:   Vice President and CFO



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 CREDIT SUPPORT PARTIES
(for the purposes of Section 4 only)

                     REGENT BROADCASTING OF LEXINGTON, INC.,
                     REGENT BROADCASTING OF SAN DIEGO, INC.,
                     REGENT BROADCASTING OF DAYTON, INC., REGENT
                     BROADCASTING OF CHICO, INC., REGENT
                     BROADCASTING OF FLAGSTAFF, INC., REGENT
                     BROADCASTING OF KINGMAN, INC., REGENT
                     BROADCASTING OF LAKE TAHOE, INC., REGENT
                     BROADCASTING OF PALMDALE, INC., REGENT
                     BROADCASTING OF REDDING, INC., REGENT
                     BROADCASTING OF VICTORVILLE, INC., REGENT
                     BROADCASTING OF SOUTH CAROLINA, INC.,
                     REGENT BROADCASTING MIDWEST, INC.
                     (formerly known as Regent Merger Corp.),
                     REGENT BROADCASTING OF FLINT, INC.
                     (formerly known as Faircom Flint Inc.),
                     REGENT BROADCASTING OF MANSFIELD, INC.
                     (formerly known as Faircom Mansfield Inc.), each a Delaware corporation


                     By:      /s/ Anthony A. Vasconcellos
                              ---------------------------
                     Name:    Anthony A. Vasconcellos
                     Title:   Vice President and CFO
                              of each of the forgoing


                     REGENT BROADCASTING WEST COAST, INC.
                     (formerly known as The Park Lane Group),
                     PARK LANE CHICO, INC.,
                     PARK LANE HIGH DESERT, INC.,
                     PARK LANE NORTHERN ARIZONA, INC.,
                     PARK LANE REGENCY RADIO, INC.,
                     PARK LANE REDDING RADIO, INC.,
                     each a California corporation


                     By:      /s/ Anthony A. Vasconcellos
                              ---------------------------
                     Name:    Anthony A. Vasconcellos
                     Title:   Vice President and CFO
                              of each of the forgoing



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                     REGENT LICENSEE OF SAN DIEGO, INC.,
                     REGENT LICENSEE OF DAYTON, INC.,
                     REGENT LICENSEE OF KINGMAN, INC,
                     REGENT LICENSEE OF VICTORVILLE, INC.,
                     REGENT LICENSEE OF LEXINGTON, INC.,
                     REGENT LICENSEE OF LAKE TAHOE, INC.,
                     REGENT LICENSEE OF PALMDALE, INC.,
                     REGENT LICENSEE OF REDDING, INC.,
                     REGENT LICENSEE OF CHICO, INC.,
                     REGENT LICENSEE OF FLAGSTAFF, INC.,
                     REGENT LICENSEE OF FLINT, INC.,
                     REGENT LICENSEE OF MANSFIELD, INC.,
                     REGENT LICENSEE OF SOUTH CAROLINA, INC., each a Delaware corporation


                     By:      /s/ Anthony A. Vasconcellos
                              ---------------------------
                     Name:    Anthony A. Vasconcellos
                     Title:   Vice President and CFO
                              of each of the foregoing



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                                    BANK OF MONTREAL, CHICAGO BRANCH,
                                    individually and as Agent


                                    By:      /s/ Ola Anderssen
                                             ------------------------
                                             Name:    Ola Anderssen
                                             Title:   Director

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                      GENERAL ELECTRIC CAPITAL CORPORATION,
                      individually and as Documentation Agent


                      By:      /s/ Thomas P. Waters
                               ----------------------------
                      Name:    Thomas P. Waters
                      Title:   Senior Vice President

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                                    BANK ONE, INDIANAPOLIS, NA,


                                    By:      /s/ John W. Eyler
                                             ---------------------------
                                    Name:    John W. Eyler
                                    Title:   Senior Vice President

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